Exhibit 2.2

Trip.com Group Limited—Ordinary Shares

(Incorporated under the laws of the Cayman Islands)

Certificate No.	Ordinary Shares
xxx	xxxxxxxxx

US $1,750,000 Share Capital divided into

1,400,000,000 Ordinary Shares of US$0.00125 par value each

THIS IS TO CERTIFY THAT	xxxxxxxxxxxxxxx

is the registered holder of	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

Ordinary Shares in the above-named Company subject to the Memorandum and articles of association thereof.

EXECUTED for and on behalf of the said Company on            xxxxxxxxxxx

Director